Exhibit 99.1

Helius Medical Technologies, Inc. Submits CE Mark Application for PoNS™ Device

NEWTOWN, Pa., December 12, 2018 - (GLOBE NEWSWIRE) -- Helius Medical Technologies, Inc. (NASDAQ:HSDT) (TSX:HSM) (“Helius” or the “Company”), a neurotech company focused on neurological wellness, today announced that its wholly owned subsidiary, NeuroHabilitation Corporation, has submitted an application for a CE Mark, the receipt of which will allow the Company to market its Portable Neuromodulation Stimulator (PoNS™) in the European Union.

PoNS is a licensed class II medical device in Canada and an investigational medical device in the U.S. and the European Union.

“Helius is pleased to continue our exciting pace of progress with respect to our regulatory strategy with the submission of this important application during the fourth quarter,” said Philippe Deschamps, Helius’ Chief Executive Officer. “The European Union represents a compelling long-term opportunity for the commercialization of our innovative PoNS Treatment as we strive to address the large global unmet need for the treatment of chronic balance deficit due to mild to moderate traumatic brain injury and improve the lives of our future patients.”

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a neurotech company focused on neurological wellness. The Company’s purpose is to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. The Company’s first product in development is the Portable Neuromodulation Stimulator (PoNS).  For more information, visit www.heliusmedical.com.

About the PoNS Device and PoNS Treatment

The Portable Neuromodulation Stimulator (PoNS) is an investigational, non-invasive, medical device in the US currently under review by US Food & Drug Administration for clearance for the treatment of chronic balance deficit due to mild-to-moderate traumatic brain injury (mTBI) when combined with targeted physical therapy. PoNS is a licensed class II medical device in Canada.  PoNS is currently not commercially available in the US or the European Union.

PoNS Treatment is the first and only tongue-delivered neuromodulation that combines stimulation of cranial nerves with physical and cognitive therapy to restore lost neurological function.  The Company’s trials investigating the PoNS in mTBI are more fully discussed in the Company’s disclosure materials, including its Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws.

All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, statements regarding the potential regulatory approval and commercial launch of the PoNS Treatment.

Forward-looking statements are often identified by terms such as “believe”, “will”, “may”, “should”, “anticipate”, “expects”, “estimate”, “intend” and similar expressions.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the uncertainties associated with the submission and approval of the CE mark; the FDA regulatory submission and approval process, including the possibility that the FDA may not find the Company’s regulatory submission sufficient to support clearance,  the process of negotiating with rehabilitation centers to implement CEPs (Clinical Experience Programs), the uncertainty of the health outcomes data to be generated by the CEPs; uncertainties associated with commercial contracting process and commercial launch, the Company’s capital requirements to achieve its business objectives and other risks detailed from time to time in the filings made by the Company with securities regulators.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and its other filings with the United States Securities and Exchange Commission and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com.

The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Investor Relations Contact:

Westwicke Partners on behalf of Helius Medical Technologies, Inc.

Mike Piccinino, CFA

443-213-0500

info@heliusmedical.com